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                                                                    Exhibit 23.1



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


The Major Automotive Companies, Inc.
Long Island City, New York

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 12, 2002 relating to the consolidated financial statements of The Major Automotive Companies, Inc. and its subsidiaries (the "Company") appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2001.

/s/ BDO Seidman, LLP
---------------------

BDO Seidman, LLP
New York, New York
May 10, 2002


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